SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934

Filed by the registrant   [X]
Filed by a party other than the registrant   [ ]

Check the appropriate box:

[_]  Preliminary Information Statement

[_] Confidential, for use of the Commission (only as permitted by Rule 14c-5(d)(2))

[X]  Definitive Information Statement

                       Trezac International Corporation
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)  Title of each class of securities to which transaction applies:
     2)  Aggregate number of securities to which transaction applies:
     3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     4)  Proposed maximum aggregate value of transaction:
     5)  Total fee paid:

[ ]  Fee paid previously with Preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.

     3)   Filing Party:

     4)   Date Filed:

                        Trezac International Corporation
                       4630 South Kirkman Rd., Suite 129
                           Orlando, Florida 32811
                            Phone:  (407) 719-0607


                                                      November 17, 2003

To Our Stockholders:

     The purpose of this letter is to inform you that we intend to take the following action by written consent of our stockholders:

          To amend our Articles of Incorporation to effectuate a reverse split of the Company's common stock on a 1:1000 basis. As such, the total number of shares of the Company's common stock, par value $0.0001 per share, shall be reduced from 247,202,031 shares to 247,202 shares of common stock. Additionally, we plan to amend our Articles to change our corporate name from Trezac International Corporation to Millagro International Corporation.

      Notice is hereby given that the ten stockholders of more than 60.18% of the outstanding shares of Common Stock of Trezac International Corporation ("Trezac") have agreed to take action by written consent to approve an amendment to Trezac's Certificate of Incorporation to effect a 1-for-1000 reverse stock split and corporate name change. The reverse stock split will have the effect of reducing the total number of shares of Common Stock issued and outstanding from 247,202,031 to 247,202. Details of the reverse stock split and name change are described in the Information Statement accompanying this Notice.

     The corporate name change and reverse split will be effected by the filing of an amendment to the Company's Amended Certificate of Incorporation with the Secretary of State of the State of Texas (the "Amendment"). The record date for the reverse split is November 17, 2003. Holders of a majority of our outstanding common stock owning approximately 60.18% of the outstanding shares of our Common Stock (the "Majority Stockholders"), have executed a written consent in favor of the actions described above. This consent will satisfy the stockholder approval requirement for the proposed action. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on December 10, 2003.

     The Company has asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

     WE ARE NOT ASKING FOR YOUR PROXY. Because the written consent of the Majority Stockholders satisfies any applicable stockholder voting requirement of the Texas Law and our Articles of Incorporation and By-Laws, we are not asking for a proxy and you are not requested to send one.

     The accompanying Information Statement is for information purposes only and explains the terms of the amendment to our Amended Articles of Incorporation. Please read the accompanying Information Statement carefully.

                                     By Order of the Board of Directors,


                                        /s/  Iurie Bordian
                                        ----------------------------
                                             Iurie Bordian
                                             President

     Please note that you are not being asked to send a proxy, and you are requested not to send one.

                            INFORMATION STATEMENT
                         AND NOTICE OF ACTIONS TAKEN
                BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS


General Information
-------------------

     This Information Statement is being mailed on or about November 19, 2003 to all stockholders of record of Trezac International Corporation, a Texas corporation ("the Company"), as of the close of business on November 17, 2003. It is being furnished in connection with the board of directors approval of a reverse stock split and the adoption of an amendment to the Corporation's articles of incorporation by the written consent of the holders of a majority of the outstanding shares of the Corporation's common stock. The approval by the shareholders will not become effective until 20 days from the date of mailing of this Information Statement to our shareholders. A copy of the amendment to our articles of incorporation is attached to this document as Exhibit A.

     The Company's Board of Directors approved this action on October 15, 2003, and recommended to effectuate a one for one thousand (1:1000) reverse split of the outstanding Common Stock, while retaining the current par value of $0.0001, with appropriate adjustments to the capital accounts of Trezac, with no stockholder to be reduced below one (1) share, on a per stockholder of record basis, and with all fractional shares rounded up.

     Further, the Board of Directors approved the action to change the Company's corporate name from Trezac International Corporation to Millagro International Corporation. Management believes this name change better reflects the Company's business focus.

     The elimination of the need for a special meeting of the shareholders to approve the Amendment is authorized by Art. 2.28 of the Business Corporation Act of the State of Texas (the "Texas Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to this Art. 2.28 of the Texas Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

     Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended, the amendments may not be effected until at least 20 calendar days after this Information Statement is sent or given to the Corporation's stockholders. The date on which this Information Statement was first sent to the shareholders is on, or about November 19, 2003. The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company was November 17, 203, (the "Record Date"). We anticipate that the amendment will become effective on or after December 10, 2003 upon the filing of the amendment to the Corporation's articles of incorporation with the Texas Secretary of State.

     The Company has asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

     WE ARE NOT ASKING FOR YOUR PROXY. Because the written consent of the Majority Stockholders satisfies any applicable stockholder voting requirement of the Texas Law and our Articles of Incorporation and By-Laws, we are not asking for a proxy and you are not requested to send one.


                     WE ARE NOT ASKING YOU FOR A PROXY, AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.


Outstanding Voting Stock of the Company
---------------------------------------

     As of the Record Date, there were 247,202,031 shares of Common Stock issued and outstanding. The Common Stock constitutes the outstanding class
of voting securities of the Company.   Each share of Common Stock entitles
the holder to one (1) vote on all matters submitted to the shareholders.

Security Ownership of Certain Owners and Management
---------------------------------------------------

     The following Table sets forth the Common Stock ownership information as of October 24, 2003, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common and Preferred Stock, (ii) each director of the Company, (iii) each person intending to file a written consent to the adoption of the Amendment described herein, and (iv) all directors, executive officers and designated shareholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of each person named.


Beneficial Ownership


Name                            Number of       Percent
Position                        Shares         Ownership(1)
--------------------------------------------------------------
Iurie Bordian(2)                117,562,500      47.56%
Chairman of the Board
President and CEO

Frank Clear (3)                           0       0.0%
Director
Chief Financial Officer
Treasurer

Esper Gullatt Jr.(4)             9,929,256       4.02%
Director
Senior VP and
Director U.S. Operations

Iulea Bordian (5)
Shareholder                      6,187,500       2.50%

Nicolina Bordian (6)
Shareholder                      3,600,000       1.46%

Vadim Bordian (7)
Shareholder                      3,600,000       1.46%

Ruslan Romanciuc (8)             3,000,000       1.46%
Director
Senior VP and
Director U.S. Operations

Constantin Volnitchi(9)            600,000       0.24%
Director
Senior VP and
Director of Operations

MMMIM (10)
Shareholder                       1,848,293      0.75%

Serguei Melnik(11)                1,800,000      0.73%
Shareholder
                               -------------------------
Totals:                         148,727,549     60.18%

Total Officers and Directors
as a Group:  5 individuals      131,091,756     53.28%


(1)   Such figures are based upon 247,202,031 outstanding and issued shares.

(2) Iurie Bordian, MD-3003, Soroca, mun Soroca, str. Budde Feofania, 15. Republic of Moldova. Such figure does not include 6,187,500 shares owned by Mrs. Iulia Bordian, wife; 3,600,000 shares owned by Nicolina Bordian, daughter, and 3,600,000 owned by Vadim Bordian his son..

(3)  Frank Clear, 4630 South Kirkman Rd., Suite 129, Orlando, Florida 32811.

(4) Esper Gullatt, Jr. office: 1240 South Parker Road, Suite 203, Denver, CO 80231. This number does not include 1,979 shares owned by Rosalind Gullatt.

(5) Iulea Bordian, MD-3003, Soroca, mun Soroca, str. Budde Feofania, 15. Republic of Moldova.

(6) Nicolina Bordian, MD-3003, Soroca, mun Soroca, str. Budde Feofania, 15. Republic of Moldova.

(7) Vadim Bordian, MD-3003, Soroca, mun Soroca, str. Budde Feofania, 15. Republic of Moldova.

(8) Ruslan Romanciuc, str. Pr. Moscovei 13, apt. 27, Chisinau 2068, Moldova. All 3,000,000 of these shares are subject to a one-year lock-up agreement.

(9) Constantin Volnitchi, str. Mihai Eminescu 7, Soroca 3000, Moldova. All 500,000 of these shares are subject to a one year lock-up agreement.

(10)  MMIM, Market Management International Moldova, Pushkin 53, Chisinau,
Moldova.

(11)  Serguei Melnik, Cuza Voda 24, Chisinau, Moldova.



Footnotes

All classes of stock referred to are common. There is a preferred class with authorized shares but no outstanding shares.

PURPOSE AND EFFECT OF REVERSE STOCK SPLIT
-----------------------------------------

     Our board of directors believes the one-for-one-thousand (1:1000) reverse stock split is necessary to increase the effective marketability of its common stock to institutional buyers and to enhance the liquidity of the common stock so that the Company can better access capital markets.

The board of directors of Trezac may authorize, without further shareholder approval, the issuance of such shares of common stock or preferred stock to such persons, for such consideration, and upon such terms as the board of directors determines. Such issuance could result in a significant dilution of the voting rights and the stockholders' equity, of then existing shareholders.

Issuance of additional common stock may have the effect of deterring or thwarting persons seeking to take control of Trezac through a tender offer, proxy fight or otherwise or to bring about removal of incumbent management or a corporate transaction such as merger. For example, the issuance of common stock or preferred stock could be used to deter or prevent such a change of control through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more difficult.

There can be no assurance, however, that the trading market for the Common Stock will be improved, nor can the Board of Directors predict what effect, if any, the reverse split will have on the market price of the Common Stock. (See, "Possible Disadvantages.")


POSSIBLE DISADVANTAGES

     We are hopeful that the decrease in the number of shares of Common Stock outstanding will stimulate interest in our Common Stock and possibly promote greater liquidity. However, the possibility does exist that such liquidity may be adversely affected by the reduced number of shares which would be outstanding if the proposed reverse stock split is effected. Fewer publicly held shares may result in lower trading volume which may reduce financial community interest in the Common Stock. A lower trading volume for the Common Stock may also depress the Common Stock market price.

     While management expects that the decrease in the number of outstanding shares will result in a corresponding increase in the price of the Common Stock, Trezac can give no assurance that, upon completion of the reverse stock split, there will be a corresponding proportionate increase in the price of the Common Stock or that the post-split adjusted stock price will not drift down immediately or shortly after the split. It is not unusual to see some downward movement in a stock's price following a reverse stock split. The trading price of Trezac's Common Stock depends on many factors, many of which are beyond the company's control.

     In addition, the liquidity of Trezac's Common Stock may be adversely affected by the reduced number of shares outstanding after the reverse stock split. The reverse stock split will cause the number of "odd-lot" holders to go up and cause the number of "round-lot" holders of the Common Stock to go down. An odd-lot is fewer than 100 shares. The number of round-lot holders is a common measure of a stock's distribution, and a lower number may reflect more negatively on Trezac's shares. In addition, the new odd-lot holders may become reluctant to trade their shares because of any stigma or higher commissions associated with odd-lot trading. Stockholders who hold odd-lots may experience an increase in the cost of selling their shares and may have greater difficulty in making sales. This may negatively impact the average trading volume and thereby diminish interest in the Common Stock by some investors and advisors.

     Notwithstanding these potential disadvantages, the Board of Directors believes that the reverse stock split is in the best interest of Trezac for the reasons set forth above.


EFFECTS OF REVERSE STOCK SPLIT

     The reverse split will be effected by the filing of an amendment to the Company's Amended Certificate of Incorporation with the Secretary of State of the State of Texas (see "Exhibit A").

     After giving effect to the foregoing modifications to the number of authorized and issued shares and the par value thereof, all other designations, powers, preferences and relative participating, optional or other special rights and the qualifications, limitations and restrictions thereof in respect of each class of capital stock of the Company shall remain as in effect immediately prior to the Amendment.

     Since the proportion of authorized shares to issued and outstanding shares is not being affected by the reverse stock split, the reverse stock split is not expected to create any additional anti-takeover measures which the Board of Directors could use to thwart anti-takeover efforts by outsiders. The
Board of Directors is not aware of any such current takeover efforts, and the reverse split is not being proposed as an anti-takeover measure.

STOCK CERTIFICATES AND FRACTIONAL SHARES

Trezac International Corporation will not issue any certificates representing fractional shares of Trezac's common stock in the transaction, while retaining the current par value of $0.0001, with appropriate adjustments to the capital accounts of Trezac. Any resulting fractional shares shall be rounded up. Any shareholder who owns 1,000 or fewer common shares will receive one share. This reverse stock split will reduce the number of issued and outstanding common shares from 247,202,031 to 247,202 common shares and have no effect on the authorized number of shares.

Stockholders will be required to exchange their stock certificates for new certificates representing the shares of Common Stock after giving effect to the Reverse Stock Split with Madison Stock Transfer, 1688 E 16th Street, Brooklyn, NY 11229, Phone: (718) 627-4453, the Company's transfer agent. Stockholders will not be required to pay a transfer or other fee in connection with the exchange of certificates.


VOTE REQUIRED

The affirmative vote of the holders of a majority of the outstanding shares of common stock is required for a reverse stock split. The Corporation has obtained this approval through the written consent of stockholders holding a majority of the outstanding voting shares of its common stock. Therefore, an extraordinary meeting of the stockholders to approve a one for one thousand (1:1000) reverse stock split will not take place for this purpose.


PURPOSE AND EFFECT OF CORPORATE NAME CHANGE
-------------------------------------------

The Corporation's board of directors and the stockholders holding a majority of the voting power of its common stock have approved the change of our corporate name from "Trezac International Corporation" to "MILLAGRO INTERNATIONAL CORPORATION" by means of an amendment to the Corporation's articles of incorporation. The corporate name change will become effective upon the filing of an amendment to the Corporation's articles of incorporation with the Texas Secretary of State, which is expected to occur as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to our stockholders.

REASONS FOR NAME CHANGE

The stockholders holding a majority of the voting power of the Corporation believe that changing our corporate name is in the best interests of the Corporation and our stockholders to better reflect our new business focus. The Corporation recently acquired 100% of Millagro SRL ("Millagro") a Moldavan Corporation.

Millagro is a leader in developing high-quality competitively-priced farm products and in supplying them to growers. The Company provides livestock farmers with well-balanced nutritional feeds. They also produce seeds of all types for Moldova's farming community as well as customers throughout Eastern Europe. Millagro is an agricultural company that grows, sells, and distributes staple foods, including cereal, corn, vegetables, wheat, and flour. Millagro's main business divisions are: 1) agroIndustrial; 2) agricultural development; 3) motor pool and equipment leasing; 4) swine and cattle cultivation; and 5) soy farming and processing. Millagro is working towards becoming Moldova's first "closed-cycle" production company where it owns the land, crops, processing facilities as well as the distribution channels for its soy products. Millagro's Research and Development facility works on agricultural growth, breeding operations and government approval of new sorts of seeds, including wheat, sunflower and grass cultivation.

The voting and other rights that accompany the Corporation's securities will not be affected by the change in our corporate name. However, both our trading symbol, which is "TRZA," and our CUSIP number will change as a result of the Corporation's name change.

Stockholders can exchange their stock certificates for new certificates representing the corporate name change and reverse stock split (1:1000) with the corporation's transfer agent, Madison Stock Transfer, 1688 E 16th Street, Brooklyn, NY 11229. They will issue stock certificates with the Company's new name as stock certificates are sent in upon transfers of shares by our existing stockholders. Stockholders will not be required to pay a transfer or other fee in connection with the exchange of certificates.


VOTE REQUIRED

The affirmative vote of the holders of a majority of the outstanding shares of common stock is required for approval of the amendment to the articles of incorporation. The Corporation has obtained this approval through the written consent of stockholders holding a majority of the outstanding voting shares of its common stock. Therefore, an extraordinary meeting of the stockholders to approve the name change and the amendment to the articles of incorporation is unnecessary and will not take place for this purpose. A copy of the amendment is attached to this Information Statement as Exhibit A.


FEDERAL INCOME TAX CONSEQUENCES

     The following discussion generally describes certain federal income tax consequences of the proposed reverse stock split to stockholders of the Company. The following does not address any foreign, state, local tax or alternative minimum income, or other federal tax consequences of the proposed reverse stock split. The actual consequences for each stockholder will be governed by the specific facts and circumstances pertaining to such stockholder's acquisition and ownership of the Common Stock. Each stockholder should consult his or her accountants for more information in this regard.

However, it may generally be said that the proposed reverse stock split will have the following income tax effects:

     1. A stockholder will not recognize taxable gain or loss as a result of the reverse stock split, except to the extent a stockholder receives cash in lieu of fractional shares. Cash payments in lieu of a fractional share of new Common Stock should be treated as if the fractional share were issued to the stockholder and then redeemed by the Company for cash. Generally, a stockholder receiving such payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share. Such gain or loss generally will be capital gain or loss.

     2. In the aggregate, the stockholder's basis in new Common Stock will equal his basis in the shares of old Common Stock exchanged therefore (but not including the basis allocated to a fractional share for which the stockholder is entitled to receive cash), and such stockholder's holding period for new Common Stock will include the holding period for old Common Stock exchanged therefore if the shares of old Common Stock were capital assets in the hands of such stockholder.

     3. The proposed reverse stock split will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Company will not recognize any gain or loss as a result of the reverse stock split.


No Dissenter's Rights
---------------------

Under Texas Law, our dissenting shareholders are not entitled to appraisal rights with respect to our amendment, and we will not independently provide our shareholders with any such right.


Conclusion
----------

     As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Amendment. Your consent to the Amendment is not required and is not being solicited in connection with this action. This Information
Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.


                                    For the Board of Directors of
Date:  November 17, 2003            Trezac International Corporation


                                    By:  /s/ Iurie Bordian
                                    ----------------------------------
                                             Iurie Bordian
                                             Chief Executive Officer

EXHIBIT A

                             CERTIFICATE OF AMENDMENT
                                         TO
                           CERTIFICATE OF INCORPORATION
                                         OF
                         TREZAC INTERNATIONAL CORPORATION

The undersigned, being the Chairman of the Board and President of TREZAC INTERNATIONAL CORPORATION., a corporation existing under the laws of the State of Texas, does hereby certify under the seal of the said corporation as follows:

     1. The name of the Corporation (hereinafter referred to as the "Corporation") is TREZAC INTERNATIONAL CORPORATION. The Company's Articles of Incorporation were filed with the Texas Secretary of State on December 28, 1989. The First Amendment to the Articles of Incorporation was filed with the Texas Secretary of State on June 24, 1997. The Second Amendment to the Articles of Incorporation was filed with the Texas Secretary of State on February 17, 1999. The Third Amendment to the Articles of Incorporation was filed with the Texas Secretary of State on March 12, 2002. The Fourth Amendment of the Articles of Incorporation was filed with the Texas
Secretary of State on February 4, 2003.

     2. The certificate of incorporation, as amended, of the Corporation is hereby amended by replacing Article First, in its entirety, with the following:

"FIRST:  The name of the Corporation is MILLAGRO INTERNATIONAL CORPORATION."

"SECOND: Upon effectiveness of a one-for-one thousand (1:1000) reverse stock split of the Corporation's Common Stock, all issued and outstanding shares, as of the effective date, shall be consolidated to the extent that the issued and outstanding shares of Common Stock shall be reduced from 247,202,031 prior to the reverse split to 247,202 following the reverse stock split. All fractional shares shall be rounded up to the next whole number of shares. Any shareholder who owns less than 1,000 shares shall receive one share. The capital of the Corporation will not be reduced under or by reason of any amendment herein certified."

The amendment of the certificate of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation's Board of Directors and an action by written consent of the majority of stockholders of the Corporation with stockholders representing 109,743,130 shares of common stock, or 74.5% of the issued and outstanding shares of common stock approving the amendment, in accordance with the provisions of Sections 2.24, 2.25 and
9.10 of the Business Corporation Act of the State of Texas.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Certificate of Incorporation, as amended, to be signed by Iurie Bordian, its

Chairman and President, this [date], 2003, and affirm that the statements contained herein are true under penalties of perjury.

                                   TREZAC INTERNATIONAL CORPORATION

                                   By: /s/
                                   -------------------------------
                                           Iurie Bordian
                                           President